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                                                                   EXHIBIT (10)A

                                   AGREEMENT
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     THIS AGREEMENT is made as of the 21st day of October, 1994 by and between
DAYTON HUDSON CORPORATION (herein called the "Company") and JOSEPH C. VESCE (herein called "Executive").

                                    RECITALS
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     A.  Executive is employed by Mervyn's, a California corporation
("Mervyn's), a subsidiary of Company; and

     B. Company and Mervyn's and Executive wish to sever Mervyn's and Executive's ties as employer and employee respectively, on the terms and conditions hereafter set forth; and

     C. The Company maintains an Income Continuance Policy (the "ICP") for which Executive is eligible, the terms and provisions of which Executive has been subject to and familiar with; and

     D.  The ICP requires a release in writing; and

     E. Executive acknowledges he is fully aware of the potential rights and remedies he may have as a result of his termination; and

     F. Executive and the Company wish to memorialize herein the resolution and settlement of all their respective rights, remedies and obligations whatsoever, flowing
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from Executive's employment and relationships with the Company and Mervyn's and the severance and termination of that employment and said relationships.

     1. Effective Termination Date. From the date of this Agreement to and through October 15, 1994, Executive shall act and perform his current duties for Mervyn's. Effective on October 15, 1994 (unless sooner terminated) the employer-employee relationship of Mervyn's and Executive shall be severed and terminated.

     2. Salary. Executive shall be paid his regular salary semi-monthly for services rendered as an employee under paragraph 1 hereof, subject to all required and voluntary withholdings.

     3. Income Continuance Payments. Executive shall be entitled to forty-eight equal semi-monthly income continuance payments pursuant to and subject to the terms and conditions of the ICP, commencing on or about November 15, 1998 and ending with the final payment on or about October 31, 2000. The amount of each semi-monthly payment, subject to the terms and conditions of the ICP, shall be $34,813.50. The semi-monthly amount shall be reduced for taxes withheld by Company.

     4. Vacation Pay. Executive acknowledges that he has been paid all his vacation.

     5. Health Insurance. Executive may continue to participate in Company's medical and dental program to the extent, if any, permitted by Company's Health Service Providers. In order to continue such coverage, Executive must maintain continuous coverage under the Company Plans and pay 102% of the full cost of such Plans. Company agrees to pay Executive's premiums on his behalf. Executive acknowledges that Company may modify its premium structure, the terms of its plans and the coverages of the plans, including the

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termination of all or part of a plan.  All insurance coverage shall terminate at the earlier of April 15, 1996, or when Executive becomes a participant under another group medical plan, whether or not that plan has a pre-existing conditions clause, (provided however, if that plan has a pre-existing conditions clause and Executive or a dependent are excluded from coverage because of that clause Executive or such dependent can continue coverage until the end of the pre-existing condition provision or other termination provisions set forth in this sentence, whichever is earlier) or similar clauses or when the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") permits terminations. Executive agrees to notify Company when Executive is eligible to participate in another group plan, when he begins to participate in another group plan and when a pre-existing condition expires.

     6. Life Insurance. Executive may take his universal life insurance policy with him after October 15, 1994. In order to continue such policy, he will be required to make all payments with respect to the policy.

     7. Pension Plan - Savings Plan. Executive's rights under the Mervyn's Pension Plan and the Dayton Hudson Corporation Supplemental Retirement, Savings, and Employee Stock Ownership Plan will be determined under the terms of such plans as they are constituted on any relevant date.

     8. Deferred Compensation Plan. Executive will be paid his benefits for his deferred compensation under the Dayton Hudson Corporation Deferred Compensation Plan Senior Management Group pursuant to the terms of the plan.

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     9.  Excess Pension Plan.  Executive will be paid his benefits under the
Dayton Hudson Corporation Excess Pension Plan, if any, under the terms of such plans as they are constituted on any relevant date.

     10.  Option Plans.  Executive's rights under the Company Executive Long
Term Incentive Plan ("LTIP") will be determined under such plan.    Executive
acknowledges that eligibility for the extension of option exercise under Section 6.1(b)(iii) of LTIP and extension of the performance shares under Section 5.5 of LTIP requires the consent of the Compensation Committee of the Board of
Directors of the Company.    Management of the Company shall recommend to the
Compensation Committee that such consent be granted, except for the Stock Options granted on September 10, 1992 that would vest on September 10, 1997; provided this Agreement is, and continues to be in force. Executive acknowledges that such consent is in the sole discretion of the Compensation Committee.

     11. Other Benefits. Except as specifically herein set forth, Executive shall be entitled to no other employee benefits, fringe benefits or other remuneration or compensation.

     12. Non-Recruiting. Executive agrees, unless he has a written agreement signed by the Chief Personnel Officer of the Company allowing him to recruit persons named in that agreement, that he will not as an employee or for the period October 15, 1994 to October 15, 1999, recruit directly or indirectly any employee of the Company or any subsidiary of the Company for employment with any other operations. Violation of this agreement will result in the termination of paragraphs 3, 14, and any extension, if any, granted under paragraph 10.

     13. Serving as a Witness. Executive agrees that he will cooperate, make himself available, and testify on the Company's or Mervyn's behalf, if the Company requests, without

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requiring a subpoena, in any and all lawsuits or administrative hearings arising out of acts, occurrences, or decisions while he was employed of which he has direct knowledge and to which the Company's attorneys believe Executive's testimony is necessary for the prosecution, defense or favorable resolution of the claims or matter. The Company agrees to reimburse Executive for any reasonable out-of-pocket expenses he incurs as a result of such activities.

     14. Payments. Not later than November 1, 1994, the Company shall pay to Executive the lump sum of $700,000 as compensation to Executive for the release of his claims for personal injury, pain and suffering, emotional anguish, distress and anxiety, loss of self esteem, humiliation, and damage to his personal and business reputation. No portion of the lump sum represents back pay, severance pay, vacation pay, salary continuation or any other manner of compensation and, therefore, there shall be no deductions for state or federal taxes, FICA, or any other deduction or reporting. No portion of the lump sum represents punitive damages.

     15. Confidentiality. Executive agrees that he will not disclose the terms or conditions of this Agreement or any of them, including without limitation, the payments hereunder, the detrimental conduct provisions hereunder or the benefits hereunder except as follows: (1) to his spouse, attorney, certified public accountant and financial and estate planning advisors/its outside attorney, auditors or others directly associated with its business or operations and needing to know thereof, provided any such thereof agrees to keep them confidential or (2) pursuant to a legally enforceable order, provided that he notifies the Company of the proceeding and allows the Company to oppose or contest the order on his behalf. Executive recognizes and acknowledges that the confidential information of various

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kinds, including but without limitation to lists of the Company's (as used herein includes the Company's subsidiaries) executives and employees, the ratings, performance appraisal scores and other employee data, as well as the Company's strategic plans and manpower planning plans and goals, the Company's new strategies, plans and proposals as they may exist from time to time, are valuable, special and unique assets of the Company's business. Executive will not, during or after the term of his employment as an employee or a recipient of payments described in paragraph 3, disclose or cause or permit to be disclosed any of such information or any other information the Company treats as confidential, to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever. In the event of a breach or threatened breach by Executive of the provisions of this paragraph or the violation of paragraph 12, the Company shall be entitled to an injunction restraining Executive from violating paragraph 12 of this Agreement, from disclosing, in whole or in part, any of the information listed above or any other information the Company treats as confidential, or from rendering any services to any person, firm, corporation, association, or other entity to whom such information, in whole or in part, has been disclosed or is threatened to be disclosed by act or default of Executive. Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other remedy or remedies available to it for such breach or threatened breach, including but without limitation to the recovery of damages, together with costs and attorneys' fees, from or on account of Executive.

     16. Detrimental Conduct. Executive agrees that he will not directly or indirectly in any manner by word or action or any combination thereof or by any other means enter into or

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perform conduct detrimental to the Company or any subsidiary of the Company, or its or their reputation.

     17. Termination of Payments. In the event Executive violates any covenant in this Agreement, including without limitation paragraphs 12, 15 or 16 hereof, the Company shall be relieved of all liability and obligations to make any payments under this Agreement, and to terminate the provisions of paragraphs 3, 5 (Company payment only) and 14 and any extension, if any, granted under paragraph 10 shall terminate immediately. Notwithstanding any termination of payments under this paragraph, the requirements of paragraph 12, 13, 15 and 16 hereof and the Release set forth in paragraph 20 hereof shall remain in full force and effect.

     18. Directly Competitive Employment. For purposes of Section II.G of the ICP, Directly Competitive Employment shall be employment with Kohl, Macy/Federated or J.C. Penney or any parent, subsidiary, division or affiliated company of such companies. Engaging in Directly Competitive Employment prior to October 15, 1999 will terminate any extensions, if any, of options and performance shares set forth in paragraph 10.

     19. Taxes. Executive will be solely responsible for the payment of any and all taxes, if any, of whatever kind that may be due or payable from him as the result of the payment of any non-wage settlement amount.

     20.  Release.

     A. DEFINITIONS. All words used in this Release are intended to have their plain meanings in ordinary English. Specific terms in this Release have the following meanings:

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     1)  Executive includes both Executive and anyone who has or obtains any legal rights or claims through Executive.

     2) Company means Dayton Hudson Corporation and Mervyn's and any company related to Company or Mervyn's in the present or past, any company providing insurance to Company or Mervyn's in the present or past, any present or past employee benefit plan sponsored by Company or Mervyn's, Company's or Mervyn's present or past officers, directors, employees and agents and any person who acted on behalf of Company or Mervyn's or on instructions from Company or Mervyn's.

     3) Executive Claims means all of the rights Executive has now to any relief of any kind from Company, whether or not Executive knows about the rights or claims, including without limitation:

     a. All claims Executive has now arising out of his employment with Company and his employment termination including, but not limited to, claims for breach of contract; claims for unpaid compensation or benefits; breach of the covenant of good faith and fair dealing; promissory or equitable estoppel; breach of fiduciary duty; violation of the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, Civil Rights Act of 1991, Section 1981 of the Civil Rights Act of 1866, the Equal Pay Act of 1963, Americans with Disabilities Act, The California Fair Employment and Housing Act and other federal, state, and local civil rights or discrimination laws; violation of the Employee Retirement Income Security Act of 1974; violation of the National Labor Relations Act; harassment; retaliation or reprisal; constructive discharge; invasion of privacy; violation of public policy; Executive's conduct as a "whistleblower"; fraud or misrepresentation;

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defamation; intentional or negligent infliction of emotional distress;
negligence; interference with contractual or business relationships; interference with prospective economic advantage; wrongful termination of employment; assault; battery; and any other claims for unlawful employment practices, including all claims or causes of action in tort or contract;/1/ and

     b.  All claims for attorneys' fees and costs.

     B. AGREEMENT TO RELEASE EMPLOYEE CLAIMS. In exchange for Company having entered into this Agreement, Executive agrees to give up all Executive Claims against Company as described above. Executive will not bring any lawsuits or make any other demands against Company based on Executive Claims. The money Executive will receive is a full and fair payment for the release of Executive Claims. Company does not owe Executive anything in addition to what Executive will be receiving.

     This release shall be a release of all claims, whether known or unknown, and the parties hereby waive and release all rights reserved to them by Section 1542 of the Civil Code of the State of California, which provides as follows:

     "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH A DEBTOR."

     C. ADDITIONAL AGREEMENTS AND UNDERSTANDINGS. Even though Company will pay Executive to release Executive Claims against it, Company does not admit that it may be responsible or legally obligated to Executive. In fact, Company denies that it

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/1/  Any references to government statutes include any amendments to such statutes.

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is responsible or legally obligated for Executive Claims or that it has engaged in any wrongdoing.

     21. Miscellaneous. The services under this Agreement are personal services and this Agreement may not be assigned by Executive. This Agreement shall be binding upon the Company and its successors and assigns and the Executive, his heirs, executors, successors and assigns. This Agreement embodies the entire Agreement and understandings between the Company and Executive and supersedes all prior agreements and understandings (oral or written) relating to the subject matter (including those with any subsidiary of the Company). The terms of this Agreement may only be modified by an agreement in writing signed by Executive and a senior corporate officer of the Company.

     22. Minnesota Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Minnesota, without giving effect to the conflict of laws principles.

     23. Revocation. Executive understands that he may revoke, that is, cancel the Release set forth in Paragraph 20, if he does so within 7 calendar days after he signs this Agreement. To revoke he must do so in writing. The writing must be hand delivered or postmarked within 7 calendar days of the date that Executive signs this Agreement and must be addressed to the Corporate Secretary, Dayton Hudson Corporation, 777 Nicollet Mall, Minneapolis, Minnesota 55402. Executive understands that, if he mails his revocation, mailing by certified mail, return receipt requested, is recommended to show proof of mailing.

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                      Please read carefully before signing
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     .  Executive acknowledges that he has carefully read and understands the terms of this Agreement.

     . Executive acknowledges that he has been given 21 days (or more) to consider whether to sign this Agreement. Executive acknowledges that if he signs this Agreement before the end of the 21 day period, it will be Executive's personal, voluntary decision to do so.

     . Executive understands that if he revokes this Release he will not receive any payments or benefits set forth in paragraphs 3, 5 (Company payment only), 10 (extension of options and performance shares), and 14.

      IN WITNESS WHEREOF the parties have hereto executed this Agreement.

                                    DAYTON HUDSON CORPORATION

      October 21, 1994                  /s/EDWIN H. WINGATE
Date:_________________              By: ________________________________________
                                           Senior Vice President
                                    Title:______________________________________


      October 21, 1994                  /s/JOSEPH C. VESCE
Date:_________________              ____________________________________________
                                           JOSEPH C. VESCE

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